CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 28, 2019
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS QUARTERLY AND YEAR TO DATE RESULTS AS OF SEPTEMBER 30, 2019

Highlights

▪	Quarterly net income available to common stockholders of $34.6 million or $0.94 per diluted common share in comparison with $33.7 million or $0.97 per diluted common share for the third quarter of the prior year
▪	Net interest margin of 3.98%, fully tax-equivalent (non-GAAP)(1) of 4.02%
▪	Return on average common equity of 8.91% and return on average tangible common equity (non-GAAP)(1) of 13.78%
▪	Efficiency ratio (non-GAAP)(1) for the third quarter of 2019 of 61.92% compared to 62.51% for the third quarter of 2018
▪	Tangible common equity ratio (non-GAAP)(1) of 8.99% in comparison to 7.70% at September 30, 2018
▪	Organic loan growth of $118.6 million and organic deposit growth of $361.3 million for the third quarter of 2019
▪	Entered into an agreement to acquire substantially all of the assets and deposits and certain other liabilities of Rockford Bank and Trust Company
▪	Completed Bank of Blue Valley systems conversion on August 23, 2019

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income available to common stockholders (in millions)	$34.6	$33.7	$111.3	$84.8
Diluted earnings per common share	0.94	0.97	3.11	2.59

Return on average assets	1.12%	1.18%	1.27%	1.07%
Return on average common equity	8.91	10.58	10.33	9.95
Return on average tangible common equity (non-GAAP)(1)	13.78	17.31	16.13	15.64
Net interest margin	3.98	4.32	4.05	4.25
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.02	4.38	4.10	4.32
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	61.92	62.51	63.95	65.03

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"Heartland completed another successful quarter with net income of $34.6 million for the quarter ended September 30, 2019. Our quarterly results were highlighted by a strong net interest margin and impressive organic loan and deposit growth of $118.6 million and $361.3 million, respectively."
Bruce K. Lee, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 28, 2019-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $34.6 million, or $0.94 per diluted common share, for the quarter ended September 30, 2019, compared to $33.7 million, or $0.97 per diluted common share, for the third quarter of 2018. Return on average common equity was 8.91% and return on average assets was 1.12% for the third quarter of 2019, compared to 10.58% and 1.18%, respectively, for the same quarter in 2018.

Net income available to common stockholders for the nine months ended September 30, 2019, was $111.3 million or $3.11 per diluted common share, compared to $84.8 million or $2.59 per diluted common share for the nine months ended September 30, 2018. Return on average common equity was 10.33% and return on average assets was 1.27% for the first nine months of 2019, compared to 9.95% and 1.07% for the same period in 2018.

Commenting on Heartland’s third quarter results, Bruce K. Lee, Heartland’s president and chief executive officer, said, "Heartland completed another successful quarter with net income of $34.6 million for the quarter ended September 30, 2019. Our quarterly results were highlighted by a strong net interest margin and impressive organic loan and deposit growth of $118.6 million and $361.3 million, respectively."

Recent Developments

•On May 10, 2019, Heartland completed the acquisition of Blue Valley Ban Corp. ("BVBC") and its wholly-owned subsidiary, Bank of Blue Valley, headquartered in Overland Park, Kansas. Based on Heartland's closing common stock price of $44.78 per share on May 10, 2019, the aggregate consideration paid to BVBC common shareholders was $92.3 million, which was paid by delivery of Heartland common stock. Immediately following the closing of the transaction, Bank of Blue Valley was merged with and into Heartland's wholly-owned Kansas subsidiary, Morrill & Janes Bank and Trust Company, and the combined entity operates under the Bank of Blue Valley brand. As of the closing date, BVBC had, at fair value, total assets of $766.2 million, total loans held to maturity of $542.0 million, and total deposits of $617.1 million. Heartland also assumed, at fair value, $16.1 million of trust preferred debt. The systems conversion for this transaction was completed on August 23, 2019.
•In keeping with its focus on core businesses and execution of strategic priorities, during the second quarter of 2019, Heartland completed the sale of two branches of Dubuque Bank and Trust Company, two branches of Illinois Bank & Trust and one branch of Citywide Banks, which resulted in a reduction of loans of $27.1 million and deposits of $107.8 million. On April 30, 2019, Dubuque Bank and Trust Company closed on the sale of substantially all its mortgage servicing rights to PNC Bank, N.A. Heartland is utilizing a portion of the net gains from these sales transactions, which totaled approximately $19.8 million and were recorded in the second quarter of 2019, to invest in several new technology and process improvement projects. These projects include system upgrades, process automation, and expansion of online and mobile banking capabilities.
•On August 13, 2019, Heartland's Illinois Bank & Trust subsidiary entered into a purchase and assumption agreement to acquire substantially all of the assets and substantially all of the deposits and certain other liabilities of Rockford Bank and Trust Company ("RB&T"), headquartered in Rockford, Illinois. RB&T is a wholly-owned subsidiary of Moline, Illinois-based QCR Holdings, Inc. As of September 30, 2019, RB&T had total assets of $519.5 million, which included $417.3 million of gross loans held to maturity, and $451.5 million of deposits. RB&T serves the Rockford market from two full-service banking locations. The all-cash transaction is subject to approval by federal and state bank regulators and to customary closing conditions and is expected to close in the fourth quarter of 2019. The systems conversion is expected to occur in the first quarter of 2020.

Net Interest Income Increases, Net Interest Margin Decreases, from Third Quarter of 2018

Net interest margin, expressed as a percentage of average earning assets, was 3.98% (4.02% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2019, compared to 4.06% (4.10% on a fully tax-equivalent basis, non-GAAP) during the second quarter of 2019 and 4.32% (4.38% on a fully tax-equivalent basis, non-GAAP) during the third quarter of 2018.

Total interest income for the third quarter of 2019 was $133.4 million compared to $124.9 million recorded in the third quarter of 2018, an increase of $8.5 million or 7%. The tax-equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $1.1 million for the third quarter of 2019 and $1.5 million for the third quarter of 2018. With these adjustments, total interest income on a tax-equivalent basis was $134.5 million for the third quarter of 2019, an increase of $8.1 million or 6%, compared to total interest income on a tax-equivalent basis of $126.4 million for the third quarter of 2018. Average earning assets of $11.10 billion increased $948.0 million or 9% from the third quarter of 2018, which was primarily attributable to recent acquisitions. The average rate on earning assets decreased 13 basis points to 4.81% for the third quarter of 2019 compared to 4.94% for the same quarter in 2018. In the first quarter of 2019, Heartland sold its higher yielding consumer loan portfolios, which decreased the average rate on earning assets by approximately 13 basis points for the third quarter of 2019 compared to the same quarter in 2018.

Total interest expense for the third quarter of 2019 was $22.1 million, an increase of $7.9 million or 55% from $14.2 million in the third quarter of 2018. The average interest rate paid on Heartland's interest bearing liabilities increased to 1.22% for the third quarter of 2019 compared to 0.86% for the third quarter of 2018, which was primarily due to recent increases in market interest rates. Average interest bearing deposits increased $666.8 million or 11% to $6.79 billion for the quarter ended September 30, 2019, from $6.13 billion in the same quarter in 2018, which was primarily attributable to recent acquisitions. The average interest rate paid on Heartland's interest bearing deposits increased 40 basis points to 1.05% for the third quarter of 2019 compared to 0.65% for the same quarter in 2018. Average borrowings decreased $36.8 million or 9% to $382.2 million during the third quarter of 2019 from $419.0 million during the same quarter in 2018. The average interest rate paid on Heartland's borrowings was 4.26% for the third quarter of 2019 compared to 3.91% in the third quarter of 2018.

Net interest income was $111.3 million during the third quarter of 2019 compared to $110.7 million during the third quarter of 2018, an increase of $643,000 or 1%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $112.5 million during the third quarter of 2019 compared to net interest income on a tax-equivalent basis of $112.2 million during the third quarter of 2018, an increase of $239,000 or less than 1%.

"Our fully tax-equivalent net interest margin remains strong at 4.02% for the third quarter of 2019, which was a decline of eight basis points from the second quarter of 2019. In response to the recent decline in interest rates, we have taken steps to help maintain our yield on loans and lower our funding costs," Lee said.

Noninterest Income and Noninterest Expense Remain Flat from Third Quarter of 2018

Total noninterest income was $29.4 million during the third quarter of 2019 compared to $29.8 million during the third quarter of 2018, a decrease of $365,000 or 1%. Significant changes by noninterest income category were:

•Loan servicing income totaled $821,000 for the third quarter of 2019 compared to $1.7 million for the third quarter of 2018, which was a decrease of $849,000 or 51%. The decrease was primarily due to the sale of the mortgage servicing rights of Dubuque Bank and Trust Company in the second quarter of 2019.
•Securities gains, net, totaled $2.0 million for the third quarter of 2019 compared to net securities losses of $145,000 in the third quarter of 2018.
•Net gains on sale of loans held for sale totaled $4.7 million during the third quarter of 2019 compared to $7.4 million during the same quarter in 2018, which was a decrease of $2.7 million or 37%, primarily due to the outsourcing of Heartland's legacy mortgage lending operations in the fourth quarter of 2018.
•Other noninterest income totaled $3.2 million for the third quarter of 2019 compared to $1.1 million for the third quarter of 2018, which was an increase of $2.1 million or 179%. Commercial swap fee income increased $1.3 million to $1.6 million for the third quarter of 2019 compared to $374,000 for the same quarter of 2018. Also included in other noninterest income for the third quarter of 2019 was a gain on the extinguishment of debt of $375,000.

For the third quarter of 2019, total noninterest expense was $93.0 million compared to $92.5 million during the third quarter of 2018, an increase of $428,000 or less than 1%. The most significant change by noninterest expense category was in other noninterest expenses, which was $15.5 million for the third quarter of 2019 compared to $12.9 million for the third quarter of 2018, which was an increase of $2.5 million or 20%. Included in this increase was a write-down of $3.1 million on a partnership investment that qualifies for solar energy tax credits.

"Our strategic initiatives and process improvement projects are positively impacting our total noninterest expense as we expected. Since the end of the third quarter of 2018, our assets increased $1.23 billion while our expenses have remained flat," said Lee.

Heartland's effective tax rate was 18.66% for the third quarter of 2019 compared to 20.99% for the third quarter of 2018. Included in Heartland's third quarter 2019 and 2018 tax calculations were solar energy tax credits of $2.0 million and $223,000, respectively. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $281,000 for the third quarter of 2019 compared to $307,000 for the third quarter of 2018. Tax-exempt interest income as a percentage of pre-tax income declined to 10.08% during the third quarter of 2019 from 13.62% during the third quarter of 2018.

Loans and Deposits Increase Since December 31, 2018

Total assets were $12.57 billion at September 30, 2019, an increase of $1.16 billion or 10% from $11.41 billion at year-end 2018. Excluding $766.2 million of assets acquired at fair value in the BVBC transaction, total assets increased $395.0 million or 3% since year-end 2018. Securities represented 25% and 24% of total assets at September 30, 2019, and December 31, 2018, respectively.

Total loans held to maturity were $7.97 billion at September 30, 2019, compared to $7.41 billion at year-end 2018, an increase of $563.9 million or 8%. This change includes $542.0 million of total loans held to maturity acquired at fair value in the BVBC transaction. During the first quarter of 2019, Heartland classified $32.1 million of loans as held for sale in conjunction with the branch sales. Excluding the reclassification of loans to held for sale and the BVBC transaction, total loans held to maturity increased $54.0 million or 1% since December 31, 2018. Loan changes by category were:

•Commercial and commercial real estate loans totaled $6.39 billion at September 30, 2019, compared to $5.73 billion at December 31, 2018, which was an increase of $661.9 million or 12%. Excluding $14.9 million of commercial and commercial real estate loans classified as held for sale during the first quarter of 2019 and $480.1 million of loans acquired in the BVBC transaction, commercial and commercial real estate loans increased $196.6 million or 3% since year-end.
•Agricultural and agricultural real estate loans totaled $545.0 million at September 30, 2019, compared to $565.4 million at December 31, 2018, which was a decrease of $20.4 million or 4%. Excluding $6.6 million of agricultural and agricultural real estate loans classified as held for sale during the first quarter of 2019 and $1.8 million of loans acquired in the BVBC transaction, agricultural and agricultural real estate loans decreased $15.6 million or 3% since year-end.
•Residential mortgage loans decreased $83.8 million or 12% to $589.8 million at September 30, 2019, from $673.6 million at December 31, 2018. Excluding $2.0 million of residential mortgage loans classified as held for sale during the first quarter of 2019 and $17.2 million of loans acquired in the BVBC transaction, residential mortgage loans decreased $99.0 million or 15% since year-end.
•Consumer loans increased $7.6 million or 2% to $447.7 million at September 30, 2019, compared to $440.2 million at December 31, 2018. Excluding $8.6 million of loans classified as held for sale during the first quarter of 2019 and $42.9 million of loans acquired in the BVBC transaction, consumer loans decreased $26.7 million or 6% since year-end.

"An important contributor to our third quarter success was organic growth in our commercial loan portfolio of $163.2 million and $196.6 million year to date. We continued to see contraction in the residential mortgage and consumer loan portfolios due to declines in mortgage interest rates. Quality loan growth remains a top priority, and our pipelines indicate continued growth," said Lee.

Total deposits were $10.47 billion as of September 30, 2019, compared to $9.40 billion at year-end 2018, an increase of $1.07 billion or 11%. This increase includes $617.1 million of deposits acquired at fair value in the BVBC transaction. During the first quarter of 2019, Heartland classified $77.0 million of deposits as held for sale in conjunction with the branch sales. Exclusive of the reclassification of deposits to held for sale and the deposits acquired at fair value in the BVBC transaction, total deposits increased $533.3 million or 6% since December 31, 2018. Deposit changes by category were:

•Demand deposits increased $316.4 million or 10% to $3.58 billion at September 30, 2019, compared to $3.26 billion at December 31, 2018. Excluding $164.9 million of demand deposits acquired in the BVBC transaction and $17.3 million of demand deposits classified as held for sale in the first quarter of 2019, demand deposits increased $168.8 million or 5% since year-end 2018.

•Savings deposits increased $662.8 million or 13% to $5.77 billion at September 30, 2019, from $5.11 billion at December 31, 2018. Excluding savings deposits of $346.2 million acquired in the BVBC transaction and $47.8 million of savings deposits classified as held for sale in the first quarter of 2019, savings deposits increased $364.4 million or 7% since year-end 2018.
•Time deposits increased $94.2 million or 9% to $1.12 billion at September 30, 2019 from $1.02 billion at December 31, 2018. Excluding time deposits of $106.0 million acquired in the BVBC transaction and $11.9 million of time deposits classified as held for sale in the first quarter of 2019, time deposits increased $100,000 or less than 1% since year-end 2018.

"We had outstanding organic non-time deposit growth of $391.6 million for the third quarter of 2019 and $533.3 million for the first nine months of 2019. Non-time deposits represented 89 percent of total deposits at September 30, 2019," Lee stated.

Nonperforming Assets Decrease Since December 31, 2018

Nonperforming assets decreased $595,000 or 1% to $78.7 million or 0.63% of total assets at September 30, 2019, compared to $79.3 million or 0.69% of total assets at December 31, 2018. Nonperforming loans were $72.2 million or 0.91% of total loans at September 30, 2019, compared to $72.7 million or 0.98% of total loans at December 31, 2018. At September 30, 2019, loans delinquent 30-89 days were 0.28% of total loans compared to 0.21% of total loans at December 31, 2018.

The allowance for loan losses at September 30, 2019, was 0.83% of loans and 91.66% of nonperforming loans, compared to 0.84% of loans and 85.27% of nonperforming loans at December 31, 2018.

Non-GAAP Financial Measures

This press release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate Heartland's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this press release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this press release.

Below are the non-GAAP measures included in this press release, management's reason for including each measure and the method of calculating each measure:

•Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this press release.
•Tangible book value per common share is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

•Tangible common equity ratio is total common stockholders' equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until October 27, 2020, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $12.57 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 114 banking locations serving 83 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW
-###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Interest Income
Interest and fees on loans	$110,566	$105,733	$317,049	$288,171
Interest on securities:
Taxable	18,567	14,433	50,566	38,280
Nontaxable	2,119	3,490	7,766	10,653
Interest on federal funds sold	—	—	4	—
Interest on deposits with other banks and other short-term investments	2,151	1,238	5,742	2,413
Total Interest Income	133,403	124,894	381,127	339,517
Interest Expense
Interest on deposits	17,982	10,092	47,333	23,841
Interest on short-term borrowings	250	464	1,477	1,279
Interest on other borrowings	3,850	3,660	11,333	10,726
Total Interest Expense	22,082	14,216	60,143	35,846
Net Interest Income	111,321	110,678	320,984	303,671
Provision for loan losses	5,201	5,238	11,754	14,332
Net Interest Income After Provision for Loan Losses	106,120	105,440	309,230	289,339
Noninterest Income
Service charges and fees	12,366	12,895	39,789	35,046
Loan servicing income	821	1,670	3,888	5,231
Trust fees	4,959	4,499	14,258	13,794
Brokerage and insurance commissions	962	1,111	2,724	2,895
Securities gains/(losses), net	2,013	(145)	7,168	1,037
Unrealized gain on equity securities, net	144	54	514	97
Net gains on sale of loans held for sale	4,673	7,410	12,192	18,261
Valuation adjustment on servicing rights	(626)	230	(1,579)	12
Income on bank owned life insurance	881	892	2,668	2,206
Other noninterest income	3,207	1,149	6,556	3,536
Total Noninterest Income	29,400	29,765	88,178	82,115
Noninterest Expense
Salaries and employee benefits	50,027	49,921	150,307	149,389
Occupancy	6,594	6,348	19,637	18,706
Furniture and equipment	2,858	3,470	8,770	9,403
Professional fees	12,131	12,800	38,478	32,880
Advertising	2,737	2,754	7,723	6,839
Core deposit and customer relationship intangibles amortization	2,899	2,626	9,054	6,763
Other real estate and loan collection expenses, net	(89)	784	774	2,464
(Gain)/loss on sales/valuations of assets, net	356	912	(20,934)	2,243
Restructuring expenses	—	—	3,227	2,564
Other noninterest expenses	15,454	12,924	39,259	33,816
Total Noninterest Expense	92,967	92,539	256,295	265,067
Income Before Income Taxes	42,553	42,666	141,113	106,387
Income taxes	7,941	8,956	29,835	21,530
Net Income	34,612	33,710	111,278	84,857
Preferred dividends	—	(13)	—	(39)
Net Income Available to Common Stockholders	$34,612	$33,697	$111,278	$84,818
Earnings per common share-diluted	$0.94	$0.97	$3.11	$2.59
Weighted average shares outstanding-diluted	36,835,191	34,644,187	35,817,899	32,707,481

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Interest Income
Interest and fees on loans	$110,566	$106,027	$100,456	$105,700	$105,733
Interest on securities:
Taxable	18,567	16,123	15,876	15,851	14,433
Nontaxable	2,119	2,554	3,093	3,467	3,490
Interest on federal funds sold	—	—	4	—	—
Interest on deposits with other banks and other short-term investments	2,151	2,299	1,292	1,285	1,238
Total Interest Income	133,403	127,003	120,721	126,303	124,894
Interest Expense
Interest on deposits	17,982	16,138	13,213	11,826	10,092
Interest on short-term borrowings	250	338	889	417	464
Interest on other borrowings	3,850	3,819	3,664	3,777	3,660
Total Interest Expense	22,082	20,295	17,766	16,020	14,216
Net Interest Income	111,321	106,708	102,955	110,283	110,678
Provision for loan losses	5,201	4,918	1,635	9,681	5,238
Net Interest Income After Provision for Loan Losses	106,120	101,790	101,320	100,602	105,440
Noninterest Income
Service charges and fees	12,366	14,629	12,794	13,660	12,895
Loan servicing income	821	1,338	1,729	2,061	1,670
Trust fees	4,959	4,825	4,474	4,599	4,499
Brokerage and insurance commissions	962	1,028	734	1,618	1,111
Securities gains/(losses), net	2,013	3,580	1,575	48	(145)
Unrealized gain on equity securities, net	144	112	258	115	54
Net gains on sale of loans held for sale	4,673	4,343	3,176	3,189	7,410
Valuation adjustment on servicing rights	(626)	(364)	(589)	(58)	230
Income on bank owned life insurance	881	888	899	587	892
Other noninterest income	3,207	1,682	1,667	1,226	1,149
Total Noninterest Income	29,400	32,061	26,717	27,045	29,765
Noninterest Expense
Salaries and employee benefits	50,027	49,995	50,285	46,729	49,921
Occupancy	6,594	6,436	6,607	6,622	6,348
Furniture and equipment	2,858	3,220	2,692	3,126	3,470
Professional fees	12,131	14,968	11,379	10,630	12,800
Advertising	2,737	2,661	2,325	2,726	2,754
Core deposit and customer relationship intangibles amortization	2,899	3,313	2,842	2,592	2,626
Other real estate and loan collection expenses, net	(89)	162	701	574	784
(Gain)/loss on sales/valuations of assets, net	356	(18,286)	(3,004)	(35)	912
Restructuring expenses	—	—	3,227	—	—
Other noninterest expenses	15,454	12,629	11,176	15,857	12,924
Total Noninterest Expense	92,967	75,098	88,230	88,821	92,539
Income Before Income Taxes	42,553	58,753	39,807	38,826	42,666
Income taxes	7,941	13,584	8,310	6,685	8,956
Net Income	34,612	45,169	31,497	32,141	33,710
Preferred dividends	—	—	—	—	(13)
Net Income Available to Common Stockholders	$34,612	$45,169	$31,497	$32,141	$33,697
Earnings per common share-diluted	$0.94	$1.26	$0.91	$0.93	$0.97
Weighted average shares outstanding-diluted	36,835,191	35,879,259	34,699,839	34,670,180	34,644,187

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Assets
Cash and due from banks	$243,395	$198,664	$174,198	$223,135	$196,847
Interest bearing deposits with other banks and other short-term investments	204,372	443,475	318,303	50,495	240,528
Cash and cash equivalents	447,767	642,139	492,501	273,630	437,375
Time deposits in other financial institutions	3,711	4,430	4,675	4,672	5,836
Securities:
Carried at fair value	3,020,568	2,561,887	2,400,460	2,450,709	2,274,215
Held to maturity, at cost	87,965	88,166	88,089	236,283	239,908
Other investments, at cost	29,042	31,366	27,506	28,396	26,656
Loans held for sale	35,427	34,575	69,716	119,801	77,727
Loans:
Held to maturity	7,971,608	7,853,051	7,331,544	7,407,697	7,365,493
Allowance for loan losses	(66,222)	(63,850)	(62,639)	(61,963)	(61,221)
Loans, net	7,905,386	7,789,201	7,268,905	7,345,734	7,304,272
Premises, furniture and equipment, net	199,235	198,329	190,215	194,676	198,224
Goodwill	427,097	427,097	391,668	391,668	391,668
Core deposit and customer relationship intangibles, net	49,819	52,718	44,637	47,479	50,071
Servicing rights, net	6,271	7,180	28,968	31,072	32,039
Cash surrender value on life insurance	171,471	170,421	163,764	162,892	162,216
Other real estate, net	6,425	6,646	5,391	6,153	11,908
Other assets	179,078	146,135	136,000	114,841	123,017
Total Assets	$12,569,262	$12,160,290	$11,312,495	$11,408,006	$11,335,132
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,581,127	$3,426,758	$3,118,909	$3,264,737	$3,427,819
Savings	5,770,754	5,533,503	5,145,929	5,107,962	4,958,430
Time	1,117,975	1,148,296	1,088,104	1,023,730	1,125,914
Total deposits	10,469,856	10,108,557	9,352,942	9,396,429	9,512,163
Deposits held for sale	—	—	118,564	106,409	50,312
Short-term borrowings	107,853	107,260	104,314	227,010	131,139
Other borrowings	278,417	282,863	268,312	274,905	277,563
Accrued expenses and other liabilities	149,293	139,823	96,261	78,078	83,562
Total Liabilities	11,005,419	10,638,503	9,940,393	10,082,831	10,054,739
Stockholders' Equity
Common stock	36,696	36,690	34,604	34,477	34,473
Capital surplus	838,543	837,150	745,596	743,095	742,080
Retained earnings	670,816	642,808	603,506	579,252	553,662
Accumulated other comprehensive income/(loss)	17,788	5,139	(11,604)	(31,649)	(49,822)
Total Equity	1,563,843	1,521,787	1,372,102	1,325,175	1,280,393
Total Liabilities and Equity	$12,569,262	$12,160,290	$11,312,495	$11,408,006	$11,335,132

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Average Balances
Assets	$12,293,332	$11,291,289	$11,760,120	$10,570,453
Loans, net of unearned	7,883,678	7,462,176	7,650,090	7,040,401
Deposits	10,253,643	9,530,743	9,803,488	8,938,297
Earning assets	11,102,581	10,154,591	10,598,465	9,547,147
Interest bearing liabilities	7,174,944	6,544,949	6,891,871	6,151,275
Common stockholders' equity	1,541,369	1,263,226	1,440,754	1,139,149
Total stockholders' equity	1,541,369	1,263,795	1,440,754	1,139,963
Tangible common stockholders' equity	1,062,568	819,966	981,449	770,884

Key Performance Ratios
Annualized return on average assets	1.12%	1.18%	1.27%	1.07%
Annualized return on average common equity (GAAP)	8.91%	10.58%	10.33%	9.95%
Annualized return on average tangible common equity (non-GAAP)(1)	13.78%	17.31%	16.13%	15.64%
Annualized ratio of net charge-offs to average loans	0.14%	0.28%	0.13%	0.17%
Annualized net interest margin (GAAP)	3.98%	4.32%	4.05%	4.25%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	4.02%	4.38%	4.10%	4.32%
Efficiency ratio, fully tax-equivalent(1)	61.92%	62.51%	63.95%	65.03%

Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$34,612	$33,697	$111,278	$84,818
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	2,291	2,075	7,153	5,343
Adjusted net income available to common stockholders (non-GAAP)	$36,903	$35,772	$118,431	$90,161

Average common stockholders' equity (GAAP)	$1,541,369	$1,263,226	$1,440,754	$1,139,149
Less average goodwill	427,097	391,668	409,932	323,058
Less average core deposit and customer relationship intangibles, net	51,704	51,592	49,373	45,207
Average tangible common equity (non-GAAP)	$1,062,568	819,966	981,449	770,884
Annualized return on average common equity (GAAP)	8.91%	10.58%	10.33%	9.95%
Annualized return on average tangible common equity (non-GAAP)	13.78%	17.31%	16.13%	15.64%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$111,321	$110,678	$320,984	$303,671
Plus tax-equivalent adjustment(2)	1,140	1,544	3,820	4,663
Net interest income, tax-equivalent (non-GAAP)	$112,461	$112,222	$324,804	$308,334

Average earning assets	$11,102,581	$10,154,591	$10,598,465	$9,547,147

Annualized net interest margin (GAAP)	3.98%	4.32%	4.05%	4.25%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.02%	4.38%	4.10%	4.32%

(1) Refer to the "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Average Balances
Assets	$12,293,332	$11,708,538	$11,267,214	$11,371,247	$11,291,289
Loans, net of unearned	7,883,678	7,648,562	7,412,855	7,436,497	7,462,176
Deposits	10,253,643	9,790,756	9,356,204	9,596,807	9,530,743
Earning assets	11,102,581	10,552,166	10,129,957	10,225,409	10,154,591
Interest bearing liabilities	7,174,944	6,872,449	6,622,149	6,557,185	6,544,949
Common stockholders' equity	1,541,369	1,442,388	1,336,250	1,290,691	1,263,226
Total stockholders' equity	1,541,369	1,442,388	1,336,250	1,290,691	1,263,795
Tangible common stockholders' equity (non-GAAP)	1,062,568	981,878	898,092	849,851	819,966

Key Performance Ratios
Annualized return on average assets	1.12%	1.55%	1.13%	1.12%	1.18%
Annualized return on average common equity (GAAP)	8.91%	12.56%	9.56%	9.88%	10.58%
Annualized return on average tangible common equity (non-GAAP)(1)	13.78%	19.52%	15.24%	15.96%	17.31%
Annualized ratio of net charge-offs to average loans	0.14%	0.19%	0.05%	0.48%	0.28%
Annualized net interest margin (GAAP)	3.98%	4.06%	4.12%	4.28%	4.32%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	4.02%	4.10%	4.18%	4.34%	4.38%
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	61.92%	64.81%	65.23%	59.35%	62.51%

Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$34,612	$45,169	$31,497	$32,141	$33,697
Plus core deposit and customer relationship intangibles amortization, net of tax(2)	2,291	2,617	2,245	2,048	2,075
Adjusted net income available to common stockholders (non-GAAP)	$36,903	$47,786	$33,742	$34,189	$35,772

Average common stockholders' equity (GAAP)	$1,541,369	$1,442,388	$1,336,250	$1,290,691	$1,263,226
Less average goodwill	427,097	410,642	391,668	391,668	391,668
Less average core deposit and customer relationship intangibles, net	51,704	49,868	46,490	49,172	51,592
Average tangible common stockholders' equity (non-GAAP)	$1,062,568	$981,878	$898,092	$849,851	$819,966
Annualized return on average common equity (GAAP)	8.91%	12.56%	9.56%	9.88%	10.58%
Annualized return on average tangible common equity (non-GAAP)	13.78%	19.52%	15.24%	15.96%	17.31%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$111,321	$106,708	$102,955	$110,283	$110,678
Plus tax-equivalent adjustment(2)	1,140	1,268	1,412	1,565	1,544
Net interest income, fully tax-equivalent (non-GAAP)	$112,461	$107,976	$104,367	$111,848	$112,222

Average earning assets	$11,102,581	$10,552,166	$10,129,957	$10,225,409	$10,154,591

Annualized net interest margin (GAAP)	3.98%	4.06%	4.12%	4.28%	4.32%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.02%	4.10%	4.18%	4.34%	4.38%

(1) Refer to the "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
Reconciliation of Efficiency Ratio (non-GAAP)	2019	2018	2019	2018
Net interest income (GAAP)	$111,321	$110,678	$320,984	$303,671
Tax-equivalent adjustment(1)	1,140	1,544	3,820	4,663
Fully tax-equivalent net interest income	112,461	112,222	324,804	308,334
Noninterest income	29,400	29,765	88,178	82,115
Securities (gains)/losses, net	(2,013)	145	(7,168)	(1,037)
Unrealized gain on equity securities, net	(144)	(54)	(514)	(97)
Gain on extinguishment of debt	(375)	—	(375)	—
Valuation adjustment on servicing rights	626	(230)	1,579	(12)
Adjusted income (non-GAAP)	$139,955	$141,848	$406,504	$389,303

Total noninterest expenses (GAAP)	$92,967	$92,539	$256,295	$265,067
Less:
Core deposit and customer relationship intangibles amortization	2,899	2,626	9,054	6,763
Partnership investment in tax credit projects	3,052	338	4,992	338
(Gain)/loss on sales/valuations of assets, net	356	912	(20,934)	2,243
Restructuring expenses	—	—	3,227	2,564
Adjusted noninterest expenses (non-GAAP)	$86,660	$88,663	$259,956	$253,159

Efficiency ratio, fully tax-equivalent (non-GAAP)	61.92%	62.51%	63.95%	65.03%

Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Net interest income (GAAP)	$111,321	$106,708	$102,955	$110,283	$110,678
Tax-equivalent adjustment(1)	1,140	1,268	1,412	1,565	1,544
Fully tax-equivalent net interest income	112,461	107,976	104,367	111,848	112,222
Noninterest income	29,400	32,061	26,717	27,045	29,765
Securities (gains)/losses, net	(2,013)	(3,580)	(1,575)	(48)	145
Unrealized gain on equity securities, net	(144)	(112)	(258)	(115)	(54)
Gain on extinguishment of debt	(375)	—	—	—	—
Valuation adjustment on servicing rights	626	364	589	58	(230)
Adjusted income (non-GAAP)	$139,955	$136,709	$129,840	$138,788	$141,848

Total noninterest expenses (GAAP)	$92,967	$75,098	$88,230	$88,821	$92,539
Less:
Core deposit and customer relationship intangibles amortization	2,899	3,313	2,842	2,592	2,626
Partnership investment in tax credit projects	3,052	1,465	475	3,895	338
(Gain)/loss on sales/valuation of assets, net	356	(18,286)	(3,004)	(35)	912
Restructuring expenses	—	—	3,227	—	—
Adjusted noninterest expenses (non-GAAP)	$86,660	$88,606	$84,690	$82,369	$88,663

Efficiency ratio, fully tax-equivalent (non-GAAP)	61.92%	64.81%	65.23%	59.35%	62.51%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Common Share Data
Book value per common share	$42.62	$41.48	$39.65	$38.44	$37.14
Tangible book value per common share (non-GAAP)(1)	$29.62	$28.40	$27.04	$25.70	$24.33
Common shares outstanding, net of treasury stock	36,696,190	36,690,061	34,603,611	34,477,499	34,473,029
Tangible common equity ratio (non-GAAP)(1)	8.99%	8.92%	8.60%	8.08%	7.70%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common stockholders' equity (GAAP)	$1,563,843	$1,521,787	$1,372,102	$1,325,175	$1,280,393
Less goodwill	427,097	427,097	391,668	391,668	391,668
Less core deposit and customer relationship intangibles, net	49,819	52,718	44,637	47,479	50,071
Tangible common stockholders' equity (non-GAAP)	$1,086,927	$1,041,972	$935,797	$886,028	$838,654

Common shares outstanding, net of treasury stock	36,696,190	36,690,061	34,603,611	34,477,499	34,473,029
Common stockholders' equity (book value) per share (GAAP)	$42.62	$41.48	$39.65	$38.44	$37.14
Tangible book value per common share (non-GAAP)	$29.62	$28.40	$27.04	$25.70	$24.33

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common stockholders' equity (non-GAAP)	$1,086,927	$1,041,972	$935,797	$886,028	$838,654

Total assets (GAAP)	$12,569,262	$12,160,290	$11,312,495	$11,408,006	$11,335,132
Less goodwill	427,097	427,097	391,668	391,668	391,668
Less core deposit and customer relationship intangibles, net	49,819	52,718	44,637	47,479	50,071
Total tangible assets (non-GAAP)	$12,092,346	$11,680,475	$10,876,190	$10,968,859	$10,893,393
Tangible common equity ratio (non-GAAP)	8.99%	8.92%	8.60%	8.08%	7.70%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$6,393,596	$6,230,372	$5,745,051	$5,731,712	$5,610,953
Residential mortgage	589,793	613,707	630,433	673,603	676,941
Agricultural and agricultural real estate	545,006	549,404	544,805	565,408	574,048
Consumer	447,718	461,802	412,573	440,158	506,181
Unearned discount and deferred loan fees	(4,505)	(2,234)	(1,318)	(3,184)	(2,630)
Total loans held to maturity	$7,971,608	$7,853,051	$7,331,544	$7,407,697	$7,365,493

Other Selected Trend Information
Effective tax rate	18.66%	23.12%	20.88%	17.22%	20.99%
Full time equivalent employees	1,962	2,040	1,976	2,045	2,124

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Allowance for Loan Losses
Balance, beginning of period	$63,850	$62,639	$61,963	$61,221	$61,324
Provision for loan losses	5,201	4,918	1,635	9,681	5,238
Charge-offs	(4,842)	(4,780)	(1,950)	(9,777)	(6,120)
Recoveries	2,013	1,073	991	838	779
Balance, end of period	$66,222	$63,850	$62,639	$61,963	$61,221

Asset Quality
Nonaccrual loans	$72,208	$79,619	$77,294	$71,943	$73,060
Loans past due ninety days or more	40	285	1,706	726	154
Other real estate owned	6,425	6,646	5,391	6,153	11,908
Other repossessed assets	13	39	8	459	495
Total nonperforming assets	$78,686	$86,589	$84,399	$79,281	$85,617

Performing troubled debt restructured loans	$3,199	$3,539	$3,460	$4,026	$4,180

Nonperforming Assets Activity
Balance, beginning of period	$86,589	$84,399	$79,281	$85,617	$81,003
Net loan charge offs	(2,829)	(3,707)	(959)	(8,939)	(5,341)
New nonperforming loans	6,818	13,688	15,314	17,332	16,965
Acquired nonperforming assets	—	230	—	—	—
Reduction of nonperforming loans(1)	(8,861)	(6,246)	(6,238)	(6,065)	(5,085)
OREO/Repossessed assets sales proceeds	(3,067)	(1,288)	(2,092)	(8,390)	(1,064)
OREO/Repossessed assets gain/(loss and writedowns), net	36	(487)	(462)	(230)	(886)
Net activity at Citizens Finance Co.	—	—	(445)	(44)	25
Balance, end of period	$78,686	$86,589	$84,399	$79,281	$85,617

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.91%	1.02%	1.08%	0.98%	0.99%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.95%	1.06%	1.12%	1.04%	1.05%
Ratio of nonperforming assets to total assets	0.63%	0.71%	0.75%	0.69%	0.76%
Annualized ratio of net loan charge-offs to average loans	0.14%	0.19%	0.05%	0.48%	0.28%
Allowance for loan losses as a percent of loans	0.83%	0.81%	0.85%	0.84%	0.83%
Allowance for loan losses as a percent of nonperforming loans	91.66%	79.91%	79.29%	85.27%	83.62%
Loans delinquent 30-89 days as a percent of total loans	0.28%	0.31%	0.47%	0.21%	0.62%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$2,658,107	$18,567	2.77%	$2,217,863	$16,123	2.92%	$2,066,071	$14,433	2.77%
Nontaxable(1)	266,933	2,682	3.99	324,164	3,233	4.00	435,045	4,418	4.03
Total securities	2,925,040	21,249	2.88	2,542,027	19,356	3.05	2,501,116	18,851	2.99
Interest on deposits with other banks and other short-term investments	358,327	2,151	2.38	424,262	2,299	2.17	252,535	1,238	1.94
Federal funds sold	—	—	—	—	—	—	—	—	—
Loans:(2)
Commercial and commercial real estate(1)	6,216,133	86,864	5.54	5,968,424	82,328	5.53	5,637,360	77,443	5.45
Residential mortgage	662,663	7,979	4.78	676,465	8,238	4.88	736,875	8,952	4.82
Agricultural and agricultural real estate(1)	550,441	7,551	5.44	558,128	7,581	5.45	571,599	7,725	5.36
Consumer	454,441	6,697	5.85	445,545	6,517	5.87	516,342	10,043	7.72
Fees on loans		2,052	—		1,952	—		2,186	—
Less: allowance for loan losses	(64,464)	—	—	(62,685)	—	—	(61,236)	—	—
Net loans	7,819,214	111,143	5.64	7,585,877	106,616	5.64	7,400,940	106,349	5.70
Total earning assets	11,102,581	134,543	4.81%	10,552,166	128,271	4.88%	10,154,591	126,438	4.94%
Nonearning Assets	1,190,751			1,156,372			1,136,698
Total Assets	$12,293,332			$11,708,538			$11,291,289
Interest Bearing Liabilities(3)
Savings	$5,643,722	$13,301	0.94%	$5,360,355	$11,895	0.89%	$4,932,013	$6,980	0.56%
Time deposits	1,149,064	4,681	1.62	1,142,842	4,243	1.49	1,193,971	3,112	1.03
Short-term borrowings	102,440	250	0.97	92,977	338	1.46	148,041	464	1.24
Other borrowings	279,718	3,850	5.46	276,275	3,819	5.54	270,924	3,660	5.36
Total interest bearing liabilities	7,174,944	22,082	1.22%	6,872,449	20,295	1.18%	6,544,949	14,216	0.86%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,460,857			3,287,559			3,404,759
Accrued interest and other liabilities	116,162			106,142			77,786
Total noninterest bearing liabilities	3,577,019			3,393,701			3,482,545
Stockholders' Equity	1,541,369			1,442,388			1,263,795
Total Liabilities and Stockholders' Equity	$12,293,332			$11,708,538			$11,291,289
Net interest income, fully tax-equivalent (non-GAAP)(1)		$112,461			$107,976			$112,222
Net interest spread(1)			3.59%			3.70%			4.08%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets			4.02%			4.10%			4.38%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$2,350,120	$50,566	2.88%	$1,937,053	$38,280	2.64%
Nontaxable(1)	327,150	9,830	4.02	444,127	13,485	4.06
Total securities	2,677,270	60,396	3.02	2,381,180	51,765	2.91
Interest bearing deposits with other banks and other short-term investments	334,191	5,742	2.30	183,905	2,413	1.75
Federal funds sold	185	4	2.89	471	—	—
Loans:(2)
Commercial and commercial real estate(1)	5,978,304	247,275	5.53	5,319,862	211,557	5.32
Residential mortgage	670,896	23,396	4.66	688,367	23,365	4.54
Agricultural and agricultural real estate(1)	554,344	22,433	5.41	542,755	20,579	5.07
Consumer	446,546	19,693	5.90	489,417	27,895	7.62
Fees on loans		6,008	—		6,606	—
Less: allowance for loan losses	(63,271)	—	—	(58,810)	—	—
Net loans	7,586,819	318,805	5.62	6,981,591	290,002	5.55
Total earning assets	10,598,465	384,947	4.86%	9,547,147	344,180	4.82%
Nonearning Assets	1,161,655			1,023,306
Total Assets	$11,760,120			$10,570,453
Interest Bearing Liabilities(3)
Savings	$5,376,999	$35,279	0.88%	$4,681,710	$16,306	0.47%
Time deposits	1,109,302	12,054	1.45	1,048,878	7,535	0.96
Short-term borrowings	129,928	1,477	1.52	149,453	1,279	1.14
Other borrowings	275,642	11,333	5.50	271,234	10,726	5.29
Total interest bearing liabilities	6,891,871	60,143	1.17%	6,151,275	35,846	0.78%
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,317,187			3,207,709
Accrued interest and other liabilities	110,308			71,506
Total noninterest bearing liabilities	3,427,495			3,279,215
Stockholders' Equity	1,440,754			1,139,963
Total Liabilities and Stockholders' Equity	$11,760,120			$10,570,453
Net interest income, fully tax-equivalent (non-GAAP)(1)		$324,804			$308,334
Net interest spread(1)			3.69%			4.04%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets			4.10%			4.32%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Includes deposits held for sale.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Total Assets
Citywide Banks	$2,335,811	$2,261,591	$2,214,105	$2,307,284	$2,300,018
New Mexico Bank & Trust	1,607,498	1,534,236	1,500,024	1,492,555	1,465,020
Dubuque Bank and Trust Company	1,547,014	1,680,539	1,550,487	1,480,914	1,523,447
Bank of Blue Valley(1)	1,346,342	1,319,226	564,833	571,012	592,786
First Bank & Trust	1,158,320	1,088,796	1,099,759	1,109,929	1,112,464
Wisconsin Bank & Trust	1,032,016	1,042,463	1,031,305	1,114,352	1,051,160
Premier Valley Bank	888,401	847,076	855,473	849,696	851,358
Illinois Bank & Trust	839,721	852,830	810,357	804,907	795,132
Minnesota Bank & Trust	718,035	631,339	657,187	666,564	649,179
Arizona Bank & Trust	695,236	732,783	669,806	658,714	650,032
Rocky Mountain Bank	528,094	503,126	489,135	490,453	492,063
Total Deposits(2)
Citywide Banks	$1,895,894	$1,833,259	$1,802,701	$1,848,373	$1,905,830
New Mexico Bank & Trust	1,413,170	1,346,304	1,313,708	1,307,464	1,267,844
Dubuque Bank and Trust Company	1,275,131	1,157,881	1,245,553	1,214,541	1,217,976
Bank of Blue Valley(1)	1,091,243	1,077,183	473,712	489,471	511,154
First Bank & Trust	903,410	844,793	857,313	861,629	875,170
Wisconsin Bank & Trust	880,217	892,020	872,090	927,821	891,167
Premier Valley Bank	719,141	689,384	676,849	639,194	706,125
Illinois Bank & Trust	768,267	769,577	735,101	715,482	726,790
Minnesota Bank & Trust	600,175	515,310	546,706	560,399	544,513
Arizona Bank & Trust	578,694	646,728	593,089	574,762	550,530
Rocky Mountain Bank	462,825	438,349	426,503	424,700	429,167
Net Income
Citywide Banks	$6,030	$8,120	$7,283	$7,005	$7,762
New Mexico Bank & Trust	6,404	7,634	7,847	6,007	7,104
Dubuque Bank and Trust Company	5,445	17,353	5,011	6,002	4,458
Bank of Blue Valley(1)	3,550	3,505	1,172	324	165
First Bank & Trust	2,927	3,099	2,792	3,334	3,932
Wisconsin Bank & Trust	3,195	2,516	4,707	3,229	3,735
Premier Valley Bank	3,301	2,763	2,411	2,930	3,006
Illinois Bank & Trust	2,223	1,751	2,632	2,180	2,419
Minnesota Bank & Trust	3,250	1,980	1,454	1,038	2,167
Arizona Bank & Trust	3,222	3,110	2,780	1,951	2,660
Rocky Mountain Bank	720	779	1,358	1,230	1,210

(1) Formerly known as Morrill & Janes Bank and Trust Company.
(2) Includes deposits held for sale.